REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

To the Trustees and the Shareholders of Eaton Vance
Municipal Bond Fund II, Eaton Vance California Municipal
Bond Fund II, Eaton Vance Massachusetts Municipal Bond
Fund, Eaton Vance Michigan Municipal Bond Fund, Eaton
Vance New Jersey Municipal Bond Fund, Eaton Vance New
York Municipal Bond Fund II, Eaton Vance Ohio
Municipal Bond Fund and Eaton Vance Pennsylvania
Municipal Bond Fund:
In planning and performing our audits of the financial statements of Eaton Vance Municipal Bond Fund II, Eaton
Vance California Municipal Bond Fund II, Eaton Vance Massachusetts Municipal Bond Fund, Eaton Vance
Michigan Municipal Bond Fund, Eaton Vance New Jersey
Municipal Bond Fund, Eaton Vance New York Municipal
Bond Fund II, Eaton Vance Ohio Municipal Bond Fund and
Eaton Vance Pennsylvania Municipal Bond Fund
(collectively the "Funds") as of and for the year ended September 30, 2014, in accordance with the standards of the Public Company Accounting Oversight Board (United
States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, but not for the purpose of expressing an opinion on
the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Funds is responsible for
establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the trust; and
(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a fund's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a fund's annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds' internal control over financial reporting and their operation, including controls for safeguarding securities that we consider to be a material weakness, as defined above, as of September 30, 2014.
This report is intended solely for the information and use of management and the Trustees of Eaton Vance Municipal
Bond Fund II, Eaton Vance California Municipal Bond
Fund II, Eaton Vance Massachusetts Municipal Bond Fund,
Eaton Vance Michigan Municipal Bond Fund, Eaton Vance
New Jersey Municipal Bond Fund, Eaton Vance New York
Municipal Bond Fund II, Eaton Vance Ohio Municipal
Bond Fund and Eaton Vance Pennsylvania Municipal Bond
Fund and the Securities and Exchange Commission and is
not intended to be and should not be used by anyone other
than these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
November 17, 2014